Exhibit 10.11

Agreement Between

MeadWestvaco Paper Group and

Ennis, Inc.

This Supply Agreement is made and entered into between Ennis, Inc., headquartered in Midlothian, Texas, its subsidiaries and affiliates (referred to herein as “Ennis, Inc.”) and MeadWestvaco Corporation, a Delaware corporation, headquartered in Stamford, Connecticut (referred to herein as “MeadWestvaco”). This agreement is with respect to the purchase and supply of carbonless paper within the United States of America, and supersedes any and all prior agreements between Ennis, Inc. and MeadWestvaco.

I.	Purchase and Supply Commitment

A.	During the term of this Agreement, MeadWestvaco shall supply to Ennis, Inc. and Ennis, Inc. shall purchase from MeadWestvaco, one hundred percent of the requirements of Ennis, Inc. for carbonless copy paper for use by Ennis, Inc. in Manufacturing business forms (“Carbonless Paper”) provided that MeadWestvaco may decline to sell Carbonless Paper that is not a standard MeadWestvaco grade or weight and further provided that if a customer of Ennis, Inc. refuses to accept forms printed on MeadWestvaco Carbonless Paper after MeadWestvaco has been afforded a reasonable opportunity to persuade such customer to use MeadWestvaco Carbonless Paper, Ennis, Inc. will be excused from purchasing MeadWestvaco Carbonless Paper for the production of such customer’s forms.

B.	Should Ennis, Inc. sell or transfer ownership in all or substantial portions of its assets, Ennis, Inc. agrees to stipulate the buyer assumes the obligations of this Agreement. If MeadWestvaco sells the Carbonless Business Unit, MeadWestvaco agrees to stipulate that the buyer assumes the obligations of this Agreement.

II.	Agreement Period

A.	This Agreement becomes effective immediately upon signing and remains in effect until

CONFIDENTIAL TREATMENT

*****[Deleted pursuant to a request for Confidential Treatment to be filed separately with the Securities and Exchange Commission].

B.	Thereafter, this Agreement shall be automatically renewed for consecutive one year periods. Sixty days before the expiration of the Agreement and all subsequent one year extensions, Ennis, Inc. will share with and MeadWestvaco will be offered the opportunity to meet any competitive offers for the Carbonless Business. If MeadWestvaco elects to meet the competitive offer, MeadWestvaco will retain the business.

III.	Consideration

A.	As consideration for the commitment that Ennis, Inc. is making to MeadWestvaco in this Agreement, MeadWestvaco shall pay Ennis, Inc. a fee totaling.

CONFIDENTIAL TREATMENT

*****[Deleted pursuant to a request for Confidential Treatment to be filed separately with the Securities and Exchange Commission]

This consideration is based upon the assumption Ennis, Inc. will purchase and pay for a minimum of

CONFIDENTIAL TREATMENT

*****[Deleted pursuant to a request for Confidential Treatment to be filed separately with the Securities and Exchange Commission]

of Carbonless Paper from MeadWestvaco during the term of this Agreement. In the event the tonnage of Carbonless Products purchased by Ennis, Inc. does not reach

CONFIDENTIAL TREATMENT

*****[Deleted pursuant to a request for Confidential Treatment to be filed separately with the Securities and Exchange Commission]

during the term of this Agreement, then the Agreement will be extended in annual increments until this minimum volume obligation has been fulfilled. Payments shall be made according to the following schedule.

CONFIDENTIAL TREATMENT

*****[Deleted pursuant to a request for Confidential Treatment to be filed separately with the Securities and Exchange Commission]

IV.	Contract Pricing

A.	The pricing for Carbonless Paper sold to Ennis, Inc. hereunder will be applicable prices as set forth on Exhibit A attached. Items invoiced at higher prices will be rebated back to these price levels. No other products produced and sold by MeadWestvaco are impacted by this agreement.

B.	CONFIDENTIAL TREATMENT

*****[Deleted pursuant to a request for Confidential Treatment to be filed separately with the Securities and Exchange Commission]

C.	The Carbonless Paper price structure detailed in this Agreement (Exhibit A) is conditioned upon the requirement that Ennis, Inc.’s aggregate purchases will be a

CONFIDENTIAL TREATMENT

*****[Deleted pursuant to a request for Confidential Treatment to be filed separately with the Securities and Exchange Commission]

per calendar year. If annual volume of Carbonless Paper purchases falls below

CONFIDENTIAL TREATMENT

*****[Deleted pursuant to a request for Confidential Treatment to be filed separately with the Securities and Exchange Commission]

in a calendar year, MeadWestvaco reserves the right to renegotiate the price structure of Exhibit A. If mutually acceptable pricing cannot be reached, then both parties are released from the Agreement.

D.	CONFIDENTIAL TREATMENT

*****[Deleted pursuant to a request for Confidential Treatment to be filed separately with the Securities and Exchange Commission]

V.	CONFIDENTIAL TREATMENT

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separately with the Securities and Exchange Commission]

A.	CONFIDENTIAL TREATMENT

*****[Deleted pursuant to a request for Confidential Treatment to be filed separately with the Securities and Exchange Commission]

VI.	Inventory Control Programs

A.	MeadWestvaco will establish controlled inventory or auto-replenishment programs in Ennis, Inc.’s plants of choice.

VII.	Terms and Conditions

A.	Terms:

CONFIDENTIAL TREATMENT

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separately with the Securities and Exchange Commission]

B.	Freight Allowance: Full freight allowed in the continental United States, with the exception of emergency shipment service.

C.	MeadWestvaco’s standard terms and condition of sale shall govern all sales hereunder.

VIII.	Transition Terms

A.	MeadWestvaco will establish transition teams to assist Ennis, Inc. plants that are converted to MeadWestvaco Carbonless.

IX.	Technology Enhancement

A.	MeadWestvaco will provide Ennis, Inc. with technical support and assistance for the development of B2B interfaces.

X.	Purchasing Assistance

A.	MeadWestvaco will facilitate discussions with their suppliers for the benefit of Ennis, Inc. where possible.

XI.	CONFIDENTIAL TREATMENT

*****[Deleted pursuant to a request for Confidential Treatment to be filed separately with the Securities and Exchange Commission]

A.	CONFIDENTIAL TREATMENT

*****[Deleted pursuant to a request for Confidential Treatment to be filed separately with the Securities and Exchange Commission]

XII.	MeadWestvaco Defaults

Upon the happening of any of the following events, acts, occurrences of state of facts that is not cured within forty-five (45) days after MeadWestvaco’s receipt of written notice from Ennis, Inc., Ennis, Inc. shall have the right to terminate this agreement immediately by written notice to MeadWestvaco:

A.	MeadWestvaco becomes insolvent, has a receiver or trustee appointed for all or Part of its assets and business, executes and delivers and assignment for the benefit of its creditors or is liquidated, dissolved or wound-up;

B.	The institution of voluntary or involuntary proceedings by or against MeadWestvaco under the bankruptcy, insolvency or other similar laws of the United States; or

C.	A material default by MeadWestvaco of any of its obligations hereunder.

XIII.	Ennis, Inc. Defaults

Upon the happening of any of the following events, acts, occurrences or state of facts that is not cured within forty-five (45) days after Ennis, Inc.’ receipt of written notice form MeadWestvaco (except in the event Ennis, Inc. does not pay the price of the Carbonless Paper when due, such cure period shall only be ten (10) days) MeadWestvaco shall have the right to terminate the Agreement immediately by written notice to Ennis, Inc.:

A.	Ennis, Inc. becomes insolvent, has a receiver or trustee appointed for All or part of its assets and business, executes and delivers and assignment for the benefit of its creditors or is liquidated, dissolved or wound-up;

B.	The institution of voluntary or involuntary proceedings by or against Ennis Business Forms under the bankruptcy, insolvency or other similar laws of the United States;

C.	A material default by Ennis, Inc. of any of its obligations hereunder.

XIV.	Successors and Assigns

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that except as provided herein, no party may assign, delegate or otherwise transfer any of its rights of obligations under this Agreement without the consent of the other party hereto.

XV.	Waiver

The failure of any party to insist, in Any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to the exercise any right Hereunder shall not operate or be construed as a waiver of that party’s right to insist upon future performance, and the obligation of the other party with respect to such future performance shall continue in full force and effect as if such failure or delay had never occurred. No waiver of any term, condition or other provision of this Agreement shall be effective against a party unless acknowledged by such party in writing.

XVI.	Governing Law

This Agreement shall be governed by, construed, and enforced, in accordance with the laws of the State of Ohio.

XVII.	Entire Agreement

This Agreement, including the Schedules attached hereto, constitutes the entire agreement between MeadWestvaco and Ennis, Inc. with respect to the subject matter hereof and shall supersede all previous oral and written proposals, negotiations, representations, commitments and other communications between the parties with respect to the subject matter hereof.

XVIII.	Amendments

This Agreement may not be released, discharged, altered, amended, modified or renewed except by writing signed by duly authorized representatives of the parties.

Ennis, Inc.

By:	/s/ Keith Walters	Date:7-13-04
Keith Walters
Chief Executive Officer

MeadWestvaco Paper Group

By:	/s/ Thomas D. Sharritt	Date:7/13/04
Thomas D. Sharritt
National Accounts Manager

MeadWestvaco

ENNIS INC.

Exhibit A and Uncoated NET PRICING

29-Jul-04

Carbonless

GRADE	BW	COLOR	Ennis Net Resale
BLK T/R CB	16#	White	*
	15#	Tint	*
	20#	White	*
	20#	Tint	*
	26#	White	*

BLK T/R CFB	12.5#	White	*
	12.5#	Colors	*
	14#	White	*
	14#	Tint	*
	17#	White	*
	17#	Tint	*
	22#	White	*

MEAD CF	15#	White	*
	15#	Tint	*
	20#	White	*
	20#	Tint	*
LEDGER	26#	White	*
	33#	White	*
	33#	Tint	*
	35#	Tint	*
TAG	7.5#	White	*
	7.5#	Tint	*
	10#	Manilla	*
	87#	White	*

Optica (Blue)	14#	White	*
	17#	White	*
	17#	Tint	*
	22#	White	*
Optica SCCB (BLU)	17#	White	*

Optica (Black)	14#	White	*
	17#	White	*
	22#	White	*
Optica SCCB (BLK)	17#	White	*

GRADE	BW	COLOR	Ennis Net Resale
Sequel 30 CB	15#	White	*
Sequel 30 CB	20#	White	*
Sequel 30 CB	26#	White	*
Sequel 30 CFB	14#	White	*
Sequel 30 CFB	14#	Pink/Canary	*
Sequel CF	15#	White	*
Sequel CF	15#	Pink/Canary	*

Defensa Basic	26#	White	*
Defensa Design	26#	Tint	*
Defensa Premium	26#	White	*

*	Indicates CONFIDENTIAL TREATMENT [Deleted pursuant to a request for Confidential Treatment to be filed separately with the Securities and Exchange Commission]

EXHIBIT A

Subject to Pricing Parameters of Carbonless Contract

Uncoated

GRADE	BW	COLOR	Ennis Net Resale
Defensa Basic Bond	24#	White	*
Defensa Design Bond	24#	White	*
Defensa Design Bond	24#	Tint	*
Defensa Premium Bond	24#	White	*

Defensa Basic Printloc	24#	White	*
Defensa Design Printloc	24#	White	*
Defensa Premium Printloc	24#	White	*

Mead Form Bond	12#	White	*
	12#	Tints	*
	15#	White	*
	15#	Tints	*

Laser Mocr	20/24#	White	*

* Indicates CONFIDENTIAL TREATMENT [Deleted pursuant to a request for Confidential Treatment to be filed separately with the Securities and Exchange Commission]

These Items Are Not Subject to the Pricing Parameters of the Carbonless Contract and are Not Considered Part of Exhibit A